Exhibit 99.1

	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

From:	Belden Investor Relations 314.854.8054
Belden Announces Third Quarter 2009 Results
Third Quarter 2009 Highlights
•	Adjusted net income per diluted share was $0.27 in the quarter

•	Free cash flow during the third quarter was $42.8 million

•	Third quarter adjusted operating margin was 7.7 percent

•	Inventory turns improved 0.5 turns sequentially and 1.1 turns year-over-year to 6.6 turns

•	Revenue and EPS, adjusted for certain items, for the fourth quarter of 2009 are expected to be between $365 million and $375 million and $0.27 and $0.32 per share, respectively
St. Louis, Missouri — Wednesday, October 28, 2009 — Belden (NYSE:BDC), a leader in the design, manufacture, and marketing of signal transmission solutions for industrial automation, data networking, and a wide range of specialty electronics markets, today announced results of its 2009 fiscal third quarter.
Third Quarter 2009 Results
The Company reported third quarter 2009 revenue of $355.2 million and operating income of $18.4 million, compared to revenue and operating income of $520.5 million and $47.7 million in the third quarter of 2008, respectively. The Company reported a net loss of $7.5 million, or ($0.16) per diluted share, down from net income of $31.5 million, or $0.67 per diluted share, in the prior year period. Revenue in the most recent quarter included $7.7 million of unfavorable currency translation as compared to the prior year third quarter. Cash flow from operations was $50.6 million during the quarter, and net of capital expenditures was $42.8 million.
During the quarter, Belden recorded pre-tax operating charges for contract termination costs of $2.2 million, severance and employee relocation costs of $1.5 million, equipment relocation costs of $0.7 million, and other costs of $4.4 million associated with the Company’s previously announced global restructuring plan.
In the third quarter of 2008, the Company incurred pre-tax operating charges of $8.4 million for revenue deferrals, purchase accounting effects for acquisitions, asset impairment and severance costs.

Adjusted for these items, operating income in the third quarter of 2009 was $27.2 million, or 7.7 percent of revenue, compared to $56.1 million or 10.6 percent one year ago. Adjusted net income per diluted share was $0.27 in the quarter, compared to $0.78 in the third quarter of 2008. See the attached schedule, Adjusted Operating Results, for a reconciliation of GAAP results to adjusted results.
“Though the world economy remains weakened, our results reflect stabilizing demand in most of our major markets, with improving levels in Asia. Further, we continue to see the benefits from our Lean approach, which forms the basis for disciplined cost control and strong cash flow generation despite this challenging economic environment,” said John Stroup, President and Chief Executive Officer of Belden. “Our focus on customers, cost and cash flow, coupled with the dedication and skill of our worldwide associates, allows the Company to perform well in these uncertain times and positions us to excel when recovery re-ignites demand.”
Stroup continued, “We are especially pleased with our third quarter free cash flow of $42.8 million. This brings our year-to-date free cash flow generation to $93.8 million and a cash balance in excess of $310 million.”
Outlook
The Company expects adjusted fourth quarter revenue and EPS to be between $365 million and $375 million and $0.27 and $0.32 per share, respectively, excluding the impact of the deferral of revenues and cost of goods sold with respect to its wireless segment and the impact of charges associated with already announced restructuring actions.
Stroup remarked, “Despite a competitive environment we expect our fourth quarter results to benefit from slightly improved demand, seasonality and continued contributions from our global restructuring efforts.”
Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends and capital expenditures. These forward looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. The current global economic slowdown has adversely affected our results of operations and may continue to do so. Turbulence in financial markets may increase our borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global cable, connectivity and wireless industries; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business;

demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to integrate successfully acquired businesses; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.
About Belden
Sending All the Right Signals — from industrial automation to data centers, from broadcast studios to aerospace, from cutting-edge wireless communications to consumer electronics, Belden people are committed to delivering the best signal transmission solutions in the world. Belden associates work in copper cable, fiber, wireless technology, connectors, switches and active components to bring voice, video and data to mission-critical applications. With 2008 revenue of $2.0 billion, Belden has manufacturing capability in North America, Europe and Asia. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.

Contact:	Belden Investor Relations 314-854-8054

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
	(In thousands, except per share data)
Revenues	$355,159	$520,494	$1,027,492	$1,588,623
Cost of sales	(247,086)	(366,842)	(726,708)	(1,122,681)

Gross profit	108,073	153,652	300,784	465,942
Selling, general and administrative expenses	(71,489)	(85,149)	(215,765)	(267,225)
Research and development	(14,161)	(15,887)	(44,838)	(36,051)
Amortization of intangibles	(3,983)	(4,125)	(11,759)	(9,286)
Asset impairment	—	(753)	(26,176)	(12,302)
Loss on sale of assets	—	—	(17,184)	(884)

Operating income (loss)	18,440	47,738	(14,938)	140,194
Interest expense	(12,575)	(8,857)	(28,793)	(28,266)
Interest income	199	1,226	801	4,058
Other income	2,418	813	2,862	3,967

Income (loss) before taxes	8,482	40,920	(40,068)	119,953
Income tax expense	(15,958)	(9,386)	(4,748)	(33,729)

Net income (loss)	$(7,476)	$31,534	$(44,816)	$86,224

Weighted average number of common shares and equivalents:
Basic	46,607	44,571	46,574	44,072
Diluted	46,607	47,082	46,574	47,643

Basic income (loss) per share	$(0.16)	$0.71	$(0.96)	$1.96

Diluted income (loss) per share	$(0.16)	$0.67	$(0.96)	$1.81

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
	(In thousands)
Three Months Ended September 27, 2009
Americas	$192,135	$12,994	$205,129	$31,153
Wireless	14,910	—	14,910	(6,644)
EMEA	81,012	13,099	94,111	5,596
Asia Pacific	67,102	—	67,102	6,700

Total Segments	355,159	26,093	381,252	36,805
Corporate expenses	—	—	—	(10,141)
Eliminations	—	(26,093)	(26,093)	(8,224)

Total	$355,159	$—	$355,159	$18,440

Three Months Ended September 28, 2008

Americas	$277,235	$13,692	$290,927	$51,148
Wireless	7,792	38	7,830	(8,784)
EMEA	139,489	20,818	160,307	11,674
Asia Pacific	95,978	—	95,978	11,755

Total Segments	520,494	34,548	555,042	65,793
Corporate expenses	—	—	—	(10,824)
Eliminations	—	(34,548)	(34,548)	(7,231)

Total	$520,494	$—	$520,494	$47,738

Nine Months Ended September 27, 2009

Americas	$561,079	$31,873	$592,952	$89,332
Wireless	40,147	—	40,147	(22,944)
EMEA	255,310	38,681	293,991	(51,029)
Asia Pacific	170,956	—	170,956	18,296

Total Segments	1,027,492	70,554	1,098,046	33,655
Corporate expenses	—	—	—	(27,808)
Eliminations	—	(70,554)	(70,554)	(20,785)

Total	$1,027,492	$—	$1,027,492	$(14,938)

Nine Months Ended September 28, 2008

Americas	$812,407	$51,069	$863,476	$121,628
Wireless	7,792	38	7,830	(8,784)
EMEA	472,707	65,483	538,190	52,903
Asia Pacific	295,717	111	295,828	38,817

Total Segments	1,588,623	116,701	1,705,324	204,564
Corporate expenses	—	—	—	(37,047)
Eliminations	—	(116,701)	(116,701)	(27,323)

Total	$1,588,623	$—	$1,588,623	$140,194

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	September 27, 2009	September 28, 2008
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(44,816)	$86,224
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,630	42,394
Asset impairment	26,176	12,302
Loss on sale of assets	17,184	884
Share-based compensation	8,373	10,614
Provision for inventory obsolescence	4,912	6,495
Tax deficiency (benefit) related to share-based compensation	1,507	(1,297)
Amortization of discount on long-term debt	103	1,256
Pension funding in excess of pension expense	(7,000)	(1,114)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	40,784	(9,297)
Inventories	49,631	(7,440)
Deferred cost of sales	(514)	(3,300)
Accounts payable	2,517	21,148
Accrued liabilities	(23,543)	(33,154)
Deferred revenue	843	8,721
Accrued taxes	1,996	(5,890)
Other assets	1,987	(1,995)
Other liabilities	(834)	1,316

Net cash provided by operating activities	119,936	127,867

Cash flows from investing activities:
Capital expenditures	(26,178)	(32,421)
Cash used to invest in and acquire businesses	—	(144,625)
Proceeds from disposal of tangible assets	367	40,488

Net cash used for investing activities	(25,811)	(136,558)

Cash flows from financing activities:
Borrowings under credit arrangements	193,732	240,000
Payments under borrowing arrangments	(193,732)	(110,000)
Debt issuance costs	(11,810)	—
Cash dividends paid	(7,037)	(6,616)
Tax benefit (deficiency) related to share-based compensation	(1,507)	1,297
Proceeds from exercise of stock options	23	5,957
Payments under share repurchase program	—	(68,336)

Net cash provided by (used for) financing activities	(20,331)	62,302

Effect of foreign currency exchange rate changes on cash and cash equivalents	10,585	1,864

Increase in cash and cash equivalents	84,379	55,475
Cash and cash equivalents, beginning of period	227,413	159,964

Cash and cash equivalents, end of period	$311,792	$215,439

Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow was $93,758 ($119,936 — $26,178) and $95,446 ($127,867 — $32,421) for the nine months ended September 27, 2009 and September 28, 2008, respectively.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 27, 2009	December 31, 2008
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$311,792	$227,413
Receivables, net	253,318	292,236
Inventories, net	150,476	216,022
Deferred income taxes	25,595	22,606
Other current assets	40,419	34,826

Total current assets	781,600	793,103

Property, plant and equipment, less accumulated depreciation	301,911	324,569
Goodwill	308,620	321,478
Intangible assets, less accumulated amortization	140,764	156,025
Deferred income taxes	3,145	—
Other long-lived assets	66,139	53,388

	$1,602,179	$1,648,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$162,625	$160,744
Accrued liabilities	153,676	180,801

Total current liabilities	316,301	341,545

Long-term debt	590,103	590,000
Postretirement benefits	124,903	120,256
Deferred income taxes	—	4,270
Other long-term liabilities	20,732	21,624
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	589,274	585,704
Retained earnings	55,069	106,949
Accumulated other comprehensive income	34,969	10,227
Treasury stock	(129,675)	(132,515)

Total stockholders’ equity	550,140	570,868

	$1,602,179	$1,648,563

Inventory turns are calculated by dividing annualized cost of sales for the quarter by the inventory balance at the end of the quarter. Inventory turns for the quarters ended September 27, 2009 and September 28, 2008 were 6.6 and 5.5 turns, respectively.

BELDEN INC.
ADJUSTED OPERATING RESULTS
(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for certain items including asset impairment, severance charges, revenue deferrals related to our Wireless segment, gains (losses) on sales of assets, and other costs related to our restructurings. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Three Months Ended September 27, 2009
Revenues	$355,159	$61	$355,220

Gross profit	$108,073	$5,385	$113,458
as a percent of revenues	30.4%		31.9%

Operating income	$18,440	$8,768	$27,208
as a percent of revenues	5.2%		7.7%

Net income (loss)	$(7,476)	$20,372	$12,896
as a percent of revenues	-2.1%		3.6%

Net income (loss) per diluted share	$(0.16)	$0.43	$0.27

Three Months Ended September 28, 2008

Revenues	$520,494	$8,721	$529,215

Gross profit	$153,652	$5,754	$159,406
as a percent of revenues	29.5%		30.1%

Operating income	$47,738	$8,389	$56,127
as a percent of revenues	9.2%		10.6%

Net income	$31,534	$5,292	$36,826
as a percent of revenues	6.1%		7.0%

Net income per diluted share	$0.67	$0.11	$0.78
Adjustments for the three months ended September 27, 2009 included pre-tax operating charges for contract termination costs, severance and employee relocation costs, equipment transfer costs, and other costs related to our restructurings of $2.2 million, $1.5 million, $0.7 million, and $4.4 million, respectively.
Adjustments for the three months ended September 28, 2008 included pre-tax operating charges for revenue deferrals, purchase accounting effects for acquisitions, asset impairment, and severance of $6.3 million, $1.2 million, $0.8 million, and $0.1 million, respectively, and pre-tax non-operating charges of $0.2 million.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Nine Months Ended September 27, 2009
Revenues	$1,027,492	$843	$1,028,335

Gross profit	$300,784	$28,914	$329,698
as a percent of revenues	29.3%		32.1%

Operating income (loss)	$(14,938)	$87,380	$72,442
as a percent of revenues	-1.5%		7.0%

Net income (loss)	$(44,816)	$80,810	$35,994
as a percent of revenues	-4.4%		3.5%

Net income (loss) per diluted share	$(0.96)	$1.73	$0.77

Nine Months Ended September 28, 2008

Revenues	$1,588,623	$8,721	$1,597,344

Gross profit	$465,942	$11,996	$477,938
as a percent of revenues	29.3%		29.9%

Operating income	$140,194	$37,353	$177,547
as a percent of revenues	8.8%		11.1%

Net income	$86,224	$28,610	$114,834
as a percent of revenues	5.4%		7.2%

Net income per diluted share	$1.81	$0.60	$2.41
Adjustments for the nine months ended September 27, 2009 included pre-tax operating charges for severance and employee relocation costs, asset impairment, loss on sale of assets, equipment transfer costs, contract termination costs, and other costs related to our restructurings of $27.5 million, $26.2 million, $17.2 million, $2.9 million, $2.2 million, and $11.4 million, respectively, and pre-tax non-operating charges of $1.5 million.
Adjustments for the nine months ended September 28, 2008 included pre-tax operating charges for severance, asset impairment, revenue deferrals, pension settlements, purchase accounting effects for acquisitions, loss on sale of assets, and other costs related to our restructurings of $13.5 million, $12.3 million, $6.3 million, $1.8 million, $1.2 million, $0.9 million, and $1.4 million, respectively, and pre-tax non-operating charges of $3.1 million.